Exhibit 99.1

Vertex Energy Contact
Matthew Lieb, COO
310-230-5450

Investor Relations Contact
Marlon Nurse, DM
Senior VP- Investor Relations
(212) 564-4700

VERTEX ENERGY COMPLETES PROJECT RELATING
TO MANAGING AND SELLING LARGE QUANTITY OF DISTRESSED DIESEL FUEL

Houston, TX - September 5, 2013-- Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced that its Vertex Recovery division has completed the largest diesel project in the company's history.

Vertex Recovery is Vertex Energy’s generator solutions division for the proper recycling and recovery management of hydrocarbon products. It collects and recycles used oils, crude oils, petroleum products, glycols and various residual materials from large regional and national generators throughout the U.S. and Canada. Vertex Recovery removed and sold 2 million gallons of distressed fuel into a new market in the third quarter of 2013. In conjunction with fuel removal operations, Vertex Recovery also participated in the dismantling of a fuel system and the decommissioning of a facility. Given the company's position in the industry and expertise in handling distressed hydrocarbons, the company anticipates that additional similar projects will be an increasing part of its business going forward.

This project will have a beneficial impact on the third quarter 2013 results.  The company expects to report revenues between $45 million and $50 million, and net income between $2.2 million and $2.5 million for the quarter ended September 30, 2013.

Benjamin P. Cowart, Chief Executive Office of Vertex Energy, said, "We continue to explore opportunities that enhance the strength and integration of our business. This most recent project demonstrates our capabilities in managing and sourcing large quantities of distressed fuels and hydrocarbons other than used motor oil. Our unique expertise in projects of this nature highlights our ability to solve a wide range of distressed hydrocarbon generator issues, including those encountered at large industrial facilities."  Mr. Cowart added, “While most projects like this are smaller in scale and somewhat infrequent, we believe that our reputation, expertise and knowledge puts us in an excellent position to capture a major market share of this niche segment of the industry. We are working on finalizing contracts for additional projects that we hope to close in the next six to nine months.”

ABOUT VERTEX ENERGY, INC.
Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act").  In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act.  Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results.  The forward-looking statements included in this press release are made only as of the date hereof.  Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

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